KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Joyce A. Mullen, James A. Morgado, Rachael A. Crump, and Samuel C. Cowley his true and lawful attorneys−in−fact and agents, for him, and in his name, place, and stead, in any and all capacities (i) to sign the Insight Enterprises, Inc. Annual Report on Form 10−K for the fiscal year ended December 31, 2024, and any and all amendments thereto and (ii) to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys−in−fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys−in−fact and agents, may lawfully do or cause to be done by virtue hereof. IN WITNESS WHEREOF, the undersigned has duly executed this instrument as of this ____ day of _____________, 2025. Bruce W. Armstrong Bruce W. Armstrong (Jan 30, 2025 11:22 PST) January30

Insight Power of Attorney Armstrong re Form 10-K FYE 12.31.24 Final Audit Report 2025-01-30 Created: 2025-01-30 By: Barbara Ross (barbara.ross@insight.com) Status: Signed Transaction ID: CBJCHBCAABAAFJ_d_5BJHpI572PiDJBBSVM87uLgSARc "Insight Power of Attorney Armstrong re Form 10-K FYE 12.31.2 4" History Document created by Barbara Ross (barbara.ross@insight.com) 2025-01-30 - 7:04:31 PM GMT Document emailed to Bruce W. Armstrong (armstrong.bw@gmail.com) for signature 2025-01-30 - 7:04:35 PM GMT Email viewed by Bruce W. Armstrong (armstrong.bw@gmail.com) 2025-01-30 - 7:21:17 PM GMT Document e-signed by Bruce W. Armstrong (armstrong.bw@gmail.com) Signature Date: 2025-01-30 - 7:22:02 PM GMT - Time Source: server Agreement completed. 2025-01-30 - 7:22:02 PM GMT